EXHIBIT 99.1

VivoSim Labs Appoints Tony Lialin as Chief Commercial Officer

Veteran commercial leader to scale AI-enabled NAMkind™ liver and intestine toxicology services in a rapidly growing market

San Diego, CA — August 14, 2025 — VivoSim Labs, Inc. (Nasdaq: VIVS) (the “Company” or “VivoSim Labs”), a pharmaceutical and biotechnology services company that is focused on providing testing of drugs and drug candidates in three-dimensional (“3D”) human tissue models of liver and intestine, announced today that it has appointed Tony Lialin as its Chief Commercial Officer.

Mr. Lialin brings more than two decades of experience turning breakthrough life science platforms into scalable, predictable revenue. He has built commercial teams from the ground up, forged strategic pharma partnerships, and helped scale multiple businesses that were later acquired by leading industry players. At VivoSim Labs, he will lead go-to-market strategy, partnerships, and the expansion of the Company’s San Diego-based services that combine organ-specific 3D models with AI-driven analytics to deliver decision-ready insights earlier in development.

Market Opportunity: According to an internal analysis conducted by VivoSim Labs in July 2025, the global combined liver and gastrointestinal in-vitro models and toxicology services market generated $641M in revenue in 2024. Services represented 53.1% of revenue vs. models at 46.9% of revenue. The United States accounted for $325M (50.8%) of the global market for liver toxicology models and services. Adoption of 3D human-relevant systems is rising, with the global in vitro liver model market growing at 5.9% CAGR from 2020 to 2024.

Category Tailwinds: Biopharma sponsors are accelerating the use of non-animal new approach methodologies (NAMs). Regulatory momentum, including the FDA Modernization Act 2.0 (2022), supports validated alternatives and is catalyzing broader adoption of human-relevant in vitro models for ADME and toxicology.

How AI Helps: VivoSim Labs applies AI to quantify multi-parametric toxicity signatures across liver and intestinal organoid assays. By improving signal-to-noise in dose-response analyses, the platform helps project teams prioritize candidates and plan studies with greater confidence.

“VivoSim Labs sits at the intersection of biology and AI. Our NAMkind™ models are designed to answer make-or-break questions earlier,” said Tony Lialin, Chief Commercial Officer, VivoSim Labs. “We will scale a high-touch, consultative service from our San Diego lab so pharma and biopharma teams get decision-ready toxicology insights that aim to streamline pre-IND decision-making and reduce late-stage surprises.”

“Tony has a rare track record of turning disruptive science into durable commercial engines,” said Keith Murphy, Executive Chairman, VivoSim Labs. “As sponsors move rapidly to 3D, human-relevant models, they want a partner—not just a plate or a protocol—to guide critical decisions. Tony knows how to build the solutions that our customers need.”

About VivoSim Labs

VivoSim Labs, Inc. ("VivoSim" and the “Company”), is a pharmaceutical and biotechnology services company that is focused on providing testing of drugs and drug candidates in three-dimensional (“3D”) human tissue models of liver and intestine. The Company offers partners liver and intestinal toxicology insights using its new approach methodologies ("NAM") models. The Company anticipates accelerated adoption of human tissue models following the U.S. Food and Drug Administration (“FDA") announcement on April 10, 2025 to refine animal testing requirements in favor of these non-animal NAM methods. VivoSim Labs operates from San Diego, CA. Visit www.vivosim.ai.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations but are subject to a number of risks and uncertainties. Forward-looking statements include statements regarding expansion of the Company’s San Diego-based services; the potential for the Company’s organ-specific 3D models and AI-driven analytics to deliver decision-ready insights earlier in development; the market opportunity and market size of gastrointestinal in-vitro models and toxicology services; and the ability of the Company’s services to improve signal-to-noise in dose-response calls or help project teams prioritize candidates and studies with greater confidence. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. These risks and uncertainties and other factors are identified and described in more detail in the Company’s filings with the SEC, including its Annual Report on Form 10-K filed with the SEC on June 5, 2025, as such risk factors are updated in its most recently filed Quarterly Report on Form 10-Q filed with the SEC on August 12, 2025. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that the Company may issue in the future. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events, or circumstances or to reflect the occurrence of unanticipated events.

Contact

Investor Relations

info@vivosim.ai
VivoSim Labs, Inc.